UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SILVER STAR PROPERTIES REIT, INC.

(Name of Registrant as Specified in Its Charter)

ALLEN R. HARTMAN

HARTMAN XX HOLDINGS, INC.

HARTMAN VREIT XXI, INC.

HARTMAN FAMILY PROTECTION TRUST

LISA HARTMAN

CHARLOTTE HARTMAN

VICTORIA HARTMAN MASSEY

MARGARET HARTMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE HARTMAN GROUP

[_________], 2025

Dear Fellow Stockholders:

Allen R. Hartman, director of Silver Star Properties REIT, Inc. (the “Company” or “Silver Star”), and certain other stockholders, including Mr. Hartman’s affiliates, Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and his spouse Lisa Hartman, as well as Mr. Hartman’s adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman (collectively, the “Hartman Group” or “we”) is one of the largest stockholders of Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”). We beneficially own 5,230,860 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), representing approximately 7.92% of the issued and outstanding Common Stock.

The Hartman Group and the nominees named herein (together the “Participants” and each a “Participant”), seek your support at the Company’s upcoming annual meeting of stockholders on [_____], [_______], 2025 at [________] Central Time (the “Annual Meeting”). The Company has disclosed that the Annual Meeting will be held at [____________]. We need your vote to elect the Hartman Group’s three (3) highly qualified nominees to the Company’s board of directors (the “Board”). The Board needs to be meaningfully reconstituted to help ensure that the Company is being effectively run and to maximize stockholder value in a liquidation of the Company, if approved by stockholders at the Annual Meeting.

The Hartman Group has been attempting since July 2023 to cause the Company to hold an annual meeting of stockholders for the election of directors so that stockholders can have a choice. The executive committee (the “Executive Committee”) of the Board, a committee constituted in October 2022 to exclude Mr. Hartman, who is nominally a member of the Board, from any decisions regarding the Company, previously attempted to entrench the current Executive Committee members by electing such persons by written consent to additional terms as directors. The Executive Committee attempted to act by written consent and not hold an actual meeting of stockholders, despite the fact that Silver Star has not held an annual meeting of stockholders as required by Maryland law since December 2011 – nearly fourteen years ago. In response, the Hartman Group filed and disseminated to stockholders a Consent Revocation Statement asking stockholders to reject the efforts of the Executive Committee to act without holding an annual meeting. This consent solicitation was not completed. On January 29, 2024, the court in the Maryland litigation commenced by Mr. Hartman issued a preliminary injunction prohibiting the Company from tallying the consents from stockholders for the election of directors that it had received. Accordingly, such directors were not elected to additional terms but continue to remain in their positions as entrenched holdovers.

In addition, the Hartman Group went to court in Maryland to seek to compel the Company to hold an annual meeting. On January 21, 2025, the Circuit Court for Baltimore City, Maryland issued an order that compelled the Company to hold an annual meeting of stockholders by no later than July 21, 2025 at which stockholders would be given the binary choice between liquidation of Silver Star’s assets on the one hand and deferring liquidation for the purpose of executing an alternative strategy on the other hand, as required by Maryland law and the terms of the Company’s Third Amended and Restated Articles of Incorporation dated March 5, 2010 (as amended, the “Articles”).

The Executive Committee did not want to submit to the scrutiny of Company stockholders or comply with the terms of the Company’s Articles, but has been compelled by court order to hold the Annual Meeting due in large part to the efforts of the Hartman Group. The Hartman Group strongly believes that the Company needs new leadership who will prioritize stockholder value rather than use Company funds to fight, ultimately unsuccessfully, for the right to continue to ignore calls from stockholders for an Annual Meeting. We are seeking to add three (3), highly qualified directors, committed to value preservation and serving the best interests of all stockholders to the Board: Allen R. Hartman, the Company’s former CEO, Brent Longnecker and Benjamin Thomas. In addition, we are asking Company stockholders to vote in favor of the liquidation of the Company and its assets and to vote against the so-called “pivot” to an alternative strategy that has been proposed by the Executive Committee. If our nominees are elected, they will work to ensure that the Company maximizes its net asset value (“NAV”) and return liquidity to stockholders by liquidating the Company’s assets in an orderly fashion and in the best interests of stockholders, should the Company’s stockholders not approve a pivot to the alternative strategy being aggressively promoted by the Executive Committee at the Annual Meeting.

If our Nominees are not elected at the Annual Meeting, we are concerned the members of the Executive Committee are unfit to carry out a liquidation strategy, let alone a new and untested strategy. Despite the clear provisions of the Articles requiring that the Company shall begin the process of liquidating the Company’s assets unless the Board of Directors has caused the Company’s Common Stock to be listed or quoted for trading on an established securities exchange within ten years of the termination of the Company’s initial public offering or unless the Board has obtained the approval of a majority of stockholders to defer the liquidation or to approve an alternate strategy, the Executive Committee went to court in its unsuccessful attempt to prevent stockholders from convening an Annual Meeting. Gerald Haddock, CEO and Executive Chairman of the Board, stated in a letter to stockholders that if the Company were to proceed with liquidation under his leadership, stockholders would suffer “significant reduction in net asset value (NAV) to possibly $0.40 per share or less and market value as low as $0.00.” If the Executive Committee’s assertions regarding NAV in a liquidation are indeed true, it would indicate that they have badly mismanaged the Company – perhaps that is why they fought so hard to prevent stockholders from having their say. Stockholders need to consider whether they want to leave their investment in the hands of a Board that has assembled a portfolio of assets that if liquidated promptly would yield little to no return for stockholders.

We believe that under the leadership of our nominees, the Company can achieve a NAV for stockholders in a liquidation that is far superior to the dismal picture of the Company’s assets painted by Mr. Haddock. Moreover, we believe that the Executive Committee’s behavior in seeking to block an annual meeting of stockholders shows that they are not responsive to stockholders and their concerns. Accordingly, we believe that stockholders should reject any alternative strategy which would give a management team with a horrible track record an additional opportunity to invest your capital in a new, untested strategy.

The Board is currently composed of four (4) directors. You may vote for up to four (4) directors in total. Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect our three (3) nominees. If you vote for all three (3) of our Nominees, you may also vote for or against up to one (1) of the Company’s four (4) nominees, none of whom we recommend or oppose. This gives stockholders who wish to vote for our nominees the ability to vote only for the Hartman Group Nominees, or for up to a full slate of four (4) nominees in total. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Group Nominees and the Company’s nominees on the BLUE universal proxy card. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications, and other information concerning the Company’s nominees.

Your vote to elect our nominees will have the legal effect of changing control of the Company at the Board level if all three (3) of our nominees are elected. We would then constitute a new majority of the Board. The Company’s stockholders will benefit from a new Board majority. Fundamentally, we believe in good corporate governance, and as a result, we believe directors of public companies should be elected at regular meetings of stockholders. Because the Executive Committee’s attempt to elect directors by written consent of stockholders failed, the current members of the Board are all holdovers, and only one of the three members of the Executive Committee was elected by stockholders, in December 2011. The other two, including Mr. Haddock, were appointed to the Board nearly five years ago, and have never been elected by the Company’s stockholders.

If our nominees are elected, we expect that Mr. Hartman will return as CEO and work with the two independent directors we have nominated, Mr. Longnecker and Mr. Thomas, to put in place a new management team committed to maximizing value for stockholders.

The Hartman Group and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to four (4) nominees on the Hartman Group’s enclosed BLUE universal proxy card. Any stockholder who wishes to vote for any combination of our nominees and the Company’s nominees may do so on the Hartman Group’s BLUE universal proxy card. There is no need to use the Company’s white proxy card or voting instruction form, regardless of how you wish to vote. In any case, we recommend that you vote in favor of our nominees, who we believe are most qualified to serve as directors in order to achieve a Board composition that we believe is in the best interest of all stockholders.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating, and returning the enclosed BLUE universal proxy card today. The attached Proxy Statement and the enclosed BLUE universal proxy card are first being furnished to stockholders on or about [_________], 2025.

If you have already voted for the incumbent management slate on the Company’s universal proxy card, you can change your vote by signing, dating, marking your vote, and returning a later dated BLUE universal proxy card or by voting at the Annual Meeting. Any earlier voted proxies will then be disregarded.

If you have any questions or require any assistance with your vote, please contact [Proxy Solicitor], which is assisting us, at its address, toll-free number, or e-mail address listed below.

Thank you for your support,

/s/ Allen R. Hartman

Allen R. Hartman

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Hartman Group’s proxy materials, please contact [Proxy Solicitor] at the address, phone numbers, or e-mail address listed below.

[Proxy Solicitor Mailing Address]

Stockholders may call toll-free: [__________]

Banks and brokers call: [___________]

E-mail: [____________]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 31, 2025

ANNUAL MEETING OF STOCKHOLDERS
OF

SILVER STAR PROPERTIES REIT, INC.

PROXY STATEMENT

OF

THE HARTMAN GROUP

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY

Allen R. Hartman, director of Silver Star Properties REIT, Inc. (the “Company” or “Silver Star”), and certain other stockholders, including Mr. Hartman’s affiliates, Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and his spouse Lisa Hartman, as well as Mr. Hartman’s adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman (collectively, the “Hartman Group” or “we”) is one of the largest stockholders of the Company. We beneficially own 5,230,860 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), representing approximately 7.92% of the issued and outstanding Common Stock. We strongly believe that the Company’s board of directors (the “Board”) must be meaningfully reconstituted with directors who have the perspectives, skills, and expertise to ensure that the Company is being run with a view toward maximizing stockholder value. To that end, we have nominated three (3) highly qualified nominees who have strong backgrounds and who are committed to fully exploring all opportunities to enhance stockholder value. This Proxy Statement and the enclosed BLUE universal proxy card are first being furnished to stockholders on or about [___________], 2025.

We seek your support at the annual meeting of stockholders, which is scheduled to be held at [________]]on [______], [_______], 2025 at [_______] Central Time (including any and all adjournments, postponements, continuations, or reschedulings thereof, or any other meeting of stockholders held in lieu thereof) (the “Annual Meeting”).

We are seeking your support at the Annual Meeting for the following purposes:

1.	To vote for the election of our three (3) nominees to the Board for a one-year term, each ending at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) or until his or her successor has been duly elected and qualified, or until such director’s death, resignation, or removal as follows:

•	“FOR” The Hartman Group’s three (3) director-nominees (the “Hartman Nominees”):

(i)	Allen R. Hartman

(ii)	Brent Longnecker

(iii)	Benjamin Thomas

•	If you vote for all three (3) Hartman Nominees, you may also vote for or against up to one (1) Company nominee, none of whom we recommend or oppose. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) in total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card.

2.	[To vote on management’s proposal to either (i) liquidate the Company’s assets and return capital to stockholders or (ii) execute an alternative strategy in the self-storage space.]

3.	[Other management proposals to be determined].

The Company has disclosed that the Annual Meeting will be held at [___________].

Registered Stockholders

[Description of means of participation in Annual Meeting to come from Company proxy].

Beneficial Stockholders

[Description of means of participation in Annual Meeting to come from Company proxy].

The Board is currently composed of four (4) directors. All four (4) director seats will be elected at the Annual Meeting.

Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect the three (3) Hartman Nominees. If you vote for all three (3) Hartman Nominees, you may also vote for or against up to one (1) Company Nominee. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card.

The Hartman Group and Silver Star will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to four (4) nominees on the Hartman Group’s enclosed BLUE universal proxy card. Any stockholder who wishes to vote for up to one (1) Company nominee in addition to voting for all three (3) of the Hartman Nominees may do so on the Hartman Group’s BLUE universal proxy card. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card. There is no need to use the Company’s white universal proxy card or voting instruction form, regardless of how you wish to vote.

Your vote to elect the Hartman Nominees will have the legal effect of changing control of the Company at the Board level if all three (3) of our nominees are elected. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Hartman Nominees are elected. The names, backgrounds, and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. The Hartman Nominees will serve on the Company’s Board if elected regardless of whether any Company Nominee is elected.

We urge stockholders to use our BLUE universal proxy card to vote “FOR” all of the Hartman Nominees. We make no recommendation to vote for or against any Company Nominee.

IF YOU MARK FEWER THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR BLUE PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) HARTMAN NOMINEES (ALLEN R. HARTMAN, BRENT LONGNECKER AND BENJAMIN THOMAS) ONLY AND “AGAINST” THE OTHER CANDIDATES. IMPORTANTLY, IF YOU MARK MORE THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, AND IT IS NOT CORRECTED, ALL OF YOUR VOTES ON PROPOSAL 1 REGARDING NOMINEES WILL BE DISREGARDED.

The Company has set the close of business on [_______], 2025 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The address of the principal executive offices of the Company is 601 Sawyer Street, Suite 600, Houston, TX 77007. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, there are [_________] shares of Common Stock issued and outstanding.

As of the date hereof, the Hartman Group beneficially owns 5,230,860 shares of Common Stock, representing approximately 7.92% of the issued and outstanding shares of Common Stock. We intend to vote all such shares FOR the election of the Hartman Nominees (Allen R. Hartman, Brent Longnecker and Benjamin Thomas), AGAINST the election of the Company nominees, AGAINST management’s proposal to execute an alternative strategy in the self-storage space instead of liquidate the Company’s assets and return capital to stockholders.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed BLUE universal proxy card today. This Proxy Statement and the enclosed BLUE universal proxy card are first being mailed to stockholders on or about [________], 2025.

THIS SOLICITATION IS BEING MADE BY THE HARTMAN GROUP AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH THE HARTMAN GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE HARTMAN GROUP URGES YOU TO SIGN, DATE, AND RETURN THE BLUE UNIVERSAL PROXY CARD IN FAVOR OF THE ELECTION OF THE HARTMAN NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING, MARKING, AND RETURNING THE ENCLOSED BLUE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE universal proxy card are available at [WEBSITE].

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. The Hartman Group urges you to sign, date, and return the enclosed BLUE universal proxy card today to vote FOR the election of the Hartman Nominees and in accordance with the Hartman Group’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If you are a record holder such that your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the Hartman Group, [c/o Proxy Solicitor] in the enclosed postage-paid envelope today. Stockholders also have the following three options for authorizing a proxy to vote shares registered in their name:

o	Via mail at the address stated on the BLUE proxy card. A completed BLUE Proxy Card returned by mail must be received at the address stated on the BLUE Proxy Card by [______], 2025;

o	Via the Internet at [website] at any time prior to 11:59 p.m. (Central Time) on [__________], 2025, and following the instructions provided on the BLUE universal proxy card; or

o	By telephone, by calling [_________] at any time prior to 11:59 p.m. (Central Time) on [________], 2025, and following the instructions provided on the BLUE universal proxy card.

•	[If your shares of Common Stock are held in street name by a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee, or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions other than on routine matters, and none of the proposals for the Annual Meeting are considered routine.]

•	[Depending upon your broker or custodian, you should be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed BLUE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed BLUE voting instruction form in the enclosed pre-paid return envelope.]

•	You may vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your BLUE proxy card by mail, internet, or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Because the Hartman Group is using a “universal” proxy card containing all three (3) of the Hartman Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. We strongly urge you NOT to sign or return any white proxy cards or voting instruction forms that you may receive from the Company. Even if you return the white management proxy card marked “against” the incumbent directors, it will revoke any proxy card you may have previously sent to us.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Hartman Group’s proxy materials, please contact [Proxy Solicitor] at the phone numbers or e-mail address listed below.

[Proxy Solicitor Mailing Address]

Stockholders may call toll-free: [__________]

Banks and brokers call: [___________]

E-mail: [____________]

BACKGROUND TO THE SOLICITATION

Mr. Hartman is the former Chief Executive Officer of the Company, and he is currently a director of the Company. He transitioned from the role of Chief Executive Officer to Executive Chairman on October 14, 2022; between October 14, 2022 and March 10, 2023, he served as Executive Chairman until he was removed by the Board. Mr. Hartman owns shares of the Company’s common stock directly and indirectly through the certain members of the Hartman Group. His adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman also separately own shares of the Company’s common stock; however, they report together with Mr. Hartman and his affiliates as a group for the purposes of filings on Schedule 13D. Mr. Hartman, together with his affiliated members of the Hartman Group, beneficially owns an aggregate of 5,230,860 shares of the Company’s Common Stock, representing approximately 7.92% of the Company’s outstanding Common Stock; as such, he is one of the Company’s largest stockholders.

The Hartman Group believes stockholders should have a choice between the director slate proposed by the Board and a slate that would support a liquidation of the Company. Mr. Hartman and other members of the Hartman Group have been attempting since July 2023 to cause the Company to hold an annual meeting of stockholders for the election of directors so that stockholders can have a choice.

The Hartman Group has acted out of a sense of urgency arising from the fact that, per the Company’s charter, the Company was required to be liquidated and wound up if, within 10 years of the termination of the Company’s initial public offering, the Board had not caused the Company’s common stock to be listed or quoted for trading on an established securities exchange, unless the Board had obtained the approval of a majority of the Company’s stockholders, voting at a stockholder meeting, to defer liquidation or approve an alternate strategy. The 10-year period has long expired, without any of the conditions to the Company’s continued operation having been satisfied. The Hartman Group is concerned that the Board has not commenced liquidating the assets and winding up the affairs of the Company, and has, instead, fought the liquidation in court, announced plans to adopt a new self-storage strategy and begun implementing that new strategy without obtaining stockholder consent.

In January 2024, in response to the Hartman Group’s efforts to compel the Company to hold an annual meeting and to permit stockholders to vote on the liquidation of the Company, as required by the Company’s Articles, the Company determined that the Hartman Group’s actions triggered the poison pill adopted by the Company in August 2023, and issued rights to stockholders that caused the dilution of the Hartman Group (and only the Hartman Group) by approximately 50%.

As they are an extremely severe sanction against any stockholder, poison pills have rarely been triggered in the history of American corporate law, and to our knowledge have never been triggered against a stockholder seeking to assert his rights as a stockholder. In a letter to Mr. Hartman dated February 7, 2025, Silver Star threatened to trigger its new poison pill to dilute the Hartman Group again, should the Hartman Group continue to have communications with stockholders regarding the liquidation of the Company, noting that the Company’s newly adopted poison pill can be triggered if the Board determines that “shareholders [are] ‘Acting in Concert’ towards a common goal relating to changing or influencing the control of the Company.”

To our knowledge, Silver Star is the first company in American history to threaten to trigger a poison pill twice against the same stockholder. The Executive Committee has gone to truly unprecedented lengths to prevent stockholders from considering any proposals from the Hartman Group.

The following summarizes the contentious interactions between the Hartman Group and the Company since the Hartman Group first asked the Company about an annual meeting of stockholders.

•	In July 2023, Mr. Hartman inquired of the Company when it would hold an annual meeting. In subsequent inquiries, Mr. Hartman continued to ask for confirmation that an annual meeting would be held, but the Board refused to confirm.

•	On August 18, 2023, the Company adopted a “poison pill”.

•	On August 25, 2023, Mr. Hartman filed a Complaint in the Circuit Court for Baltimore City, Maryland, Case No. 24C23003722 (the “Maryland Litigation”), against the Company, and Gerald W. Haddock, James S. Still, Jack I. Tompkins, in their capacities as members of the Board’s Executive Committee, seeking an order compelling the defendants to schedule an annual meeting of the Company’s stockholders at which directors could be elected.

•	On August 28, 2023, Messrs. Haddock, Still, and Tompkins, acting through the Executive Committee, adopted an amendment to the Company’s Bylaws purporting to enable stockholders to act by majority written consent, including to elect directors, in lieu of a meeting (the “Initial Bylaw Amendment”). The Initial Bylaw Amendment was disclosed by the Company in is Current Report on Form 8-K filed on August 30, 2023.

•	On October 6, 2023, the Company filed a Complaint in the United States District Court for the District of Maryland, Case No. 23-cv-02720 (the “Federal Litigation”), against the Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman, alleging a violation of federal securities laws by: (1) the failure to file a Schedule 13D with the SEC, (2) soliciting proxies for the election of Company directors prior to the filing of a proxy statement; and (3) making false statements to the Company’s stockholders.

•	Also on October 6, 2023, the Company filed a motion for a preliminary injunction against Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman violating the federal securities laws.

•	On October 19, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed an Amended Complaint, wherein they added claims to the Maryland Litigation: (1) seeking declaratory and related equitable relief that the Initial Bylaw Amendment is unlawful and unenforceable either because it was passed in bad faith and/or violates Maryland law, including because the Maryland General Corporation Law prohibits the Board from delegating to the Executive Committee the power to adopt or amend bylaws; and (2) requiring the Company and the Executive Committee to provide Mr. Hartman and Hartman vREIT XXI, Inc. with a stockholder list to which they are entitled pursuant to § 2-513(b) of the Maryland General Corporations Code, but which the Company and Executive Committee had refused to provide. A copy of the Amended Complaint was provided by e-mail to the Company’s legal counsel on October 20, 2023.

•	On October 24, 2023, the Hartman Group filed Amendment No. 1 to their Schedule 13D with the SEC in which they asserted, among other things, that the Initial Bylaw was invalid because it was adopted by the Executive Committee and the Maryland General Corporation Law prohibits the Board from delegating to any committee the power to adopt or amend bylaws.

•	On October 25, 2023, in the face of the assertions made in the Amended Complaint and the Hartman Group’s amended Schedule 13D, the Board adopted a second amendment to the Bylaws (the “Replacement Bylaw Amendment”) in substitution of the Executive Committee’s unauthorized Initial Bylaw Amendment.

•	On November 10, 2023, Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman filed an Answer in the Federal Litigation, denying any proxies had been solicited or false statements had been made, and asserting that a Schedule 13D had been filed thereby mooting any claim based on the failure to do so.

•	Also on November 10, 2023, Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman filed an opposition to the Company’s motion for preliminary injunction supported by affidavits. The Company’s reply brief in support of its motion for a preliminary injunction has to be filed on or before December 22, 2023.

•	On November 22, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed a Second Amended Complaint in the Maryland Litigation, wherein they added a claim seeking declaratory and related equitable relief that the Company’s corporate charter requires the Company to sell its assets and wind down because more than 10 years have lapsed since the conclusion of the Company’s initial public offering without it becoming publicly traded.

•	On November 29, 2023, the Company filed with the SEC and began to disseminate to stockholders a definitive consent solicitation to elect three directors to the Board and remove Mr. Hartman as a director.

•	On December 4, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed a Motion for a Temporary Restraining Order (“TRO”): (1) enjoining the Company and the Executive Committee from continuing their efforts to conduct a consent solicitation of directors; (2) requiring the Company and the Executive Committee to provide Maryland Plaintiffs with a copy of the Company’s stockholder list; and (3) scheduling a hearing on a preliminary injunction prior to the expiration of a TRO.

•	On December 7, 2023, the Company and the Executive Committee answered the Second Amended Complaint in the Maryland Litigation denying that Mr. Hartman and Hartman vREIT XXI, Inc. are entitled to any relief and raising numerous affirmative defenses.

•	On December 14, 2023, the Company filed a Response to Mr. Hartman and Hartman vREIT XXI, Inc.’s request for a TRO.

•	Also on December 14, 2023, the Company initiated further legal proceedings against all members of the Hartman Group in the District Court of Harris County, Texas, 334th Judicial District, Case no. 2023-85765.

•	On December 18, 2023, the court in the Maryland Litigation held a hearing on the Motion for a TRO.

•	On January 9, 2024, the Hartman Group filed with the SEC and began to disseminate to stockholders a definitive consent revocation statement in opposition to the consent solicitation undertaken by the Executive Committee to elect its members to the Board.

•	On January 16, 2024, the Board adopted articles of validation, ratifying an earlier defective resolution of the Executive Committee to trigger the Company’s poison pill and thereby dilute the ownership of the Hartman Group by approximately 50%.

•	On January 29, 2024, the court in the Maryland Litigation issued a preliminary injunction prohibiting the Company from tallying the consents from stockholders for the election of directors that it had received.

•	On November 8, 2024, the Board approved an amended and restated “poison pill”.

•	On January 21, 2025, the court in the Maryland Litigation issued a decision that, among other matters, (i) compelled the Company to hold an annual meeting of stockholders in no less than six months and (ii) ordered that at such annual meeting, the stockholders must be given a binary choice between liquidation of Silver Star’s assets on the one hand and deferring liquidation for the purpose of executing an alternate strategy on the other.

•	On February 7, 2025, the Company sent Mr. Hartman a cease-and-desist letter, threatening Mr. Hartman to again trigger the Company’s poison pill and dilute his ownership of the Company if he had any further communications with other stockholders related to liquidation of the Company or if he was otherwise ‘Acting in Concert’ with stockholders towards a common goal relating to changing or influencing the control of the Company.

•	On March 21, 2025, Mr. Hartman sent the Company a formal notice nominating the Hartman Nominees for election as directors at the Annual Meeting, and then on March 24, 2025 filed an amendment to the Schedule 13D disclosing the submission of the nomination letter.

REASONS FOR THE SOLICITATION

[REASONS FOR DISAGREEMENT WITH THE COMPANY’S ALTERNATE STRATEGY TO BE PROVIDED FOLLOWING THE COMPANY’S PROXY FILING]

[______________].

We believe boards of public reporting companies should be elected annually with the board filling vacancies only as the exception, not the rule, and then only until the next annual meeting, but Silver Star has not held an election of directors since December 2011 – nearly 14 years ago.

The Hartman Group believes that directors of public reporting companies should be elected annually. Presently, only Mr. Hartman, who has been excluded from Board deliberations decision making, and Jack Tompkins have been elected by Company stockholders. Neither Gerald Haddock nor James Still have been elected as directors, despite having been appointed as directors in May 2020, nearly five years ago. Because the Company has been operating through an Executive Committee composed of Mssrs. Haddock, Still and Tompkins since October 2022, the direction of the Company has effectively been under the control of directors who have never been elected by stockholders. While a majority unelected Executive Committee was empaneled, that Executive Committee ousted Mr. Hartman, its former Chief Executive Officer (“CEO”) and appointed Gerald Haddock, the Company’s current CEO.

Elections are not only required by law, but they are an essential part of corporate governance and a mainstay of democracy generally. Despite this, over the past four years, a period with major management changes and market turbulence, Silver Star has failed to hold a single director election. Even the upcoming Annual Meeting was not scheduled until after the Hartman Group initiated litigation in Maryland and obtained a court order compelling the Company to hold an annual meeting.

Moreover, as described above, the Executive Committee has been pursuing an entirely new corporate strategy without consulting stockholders as required by the Company’s Articles. The Maryland court order issued on January 21, 2025 affirmed the right of stockholders to vote on the liquidation of the Company, as required by the Articles. The directors on the Executive Committee have gone to great lengths to prevent stockholders from having their say, but thanks to a court order, they now have been compelled to do what for most public companies is a matter of ordinary course: hold a stockholder meeting to elect directors and to seek stockholder approval for a major decision on the fundamental direction of their company.

Now that the specter of stockholder accountability lurks, Silver Star and its Executive Committee are doing everything they can to retain control of the Board. First, on January 16, 2024, as a sanction for the efforts of the Hartman Group to gather the support of stockholders necessary to compel the Company to fulfill its legal obligations and hold a stockholder meeting to elect directors and consider the liquidation of the Company pursuant to its Articles, the Company announced in a Current Report on Form 8-K that the Board voted to trigger the Company’s “poison pill”, diluting the Hartman Group by approximately 50%.

Then, on November 8, 2024, the Board approved an amended and restated “poison pill”, as announced in a Current Report on Form 8-K filed by the Company. On February 7, 2025, the Company sent Mr. Hartman a cease-and-desist letter, threatening Mr. Hartman to trigger the Company’s new poison pill and dilute his ownership of the Company again if he had any further communications with other stockholders related to the liquidation of the Company or if he was otherwise ‘Acting in Concert’ with stockholders towards a common goal relating to changing or influencing the control of the Company. To do this, the Company hired expensive advisors to help avoid losing control of the Board.

You should be aware that the triggering of poison pills is an extraordinary corporate action rarely taken in the history of American corporations, intended to protect companies from investors employing vulture-like tactics to build a position in a company and take control of its Board without paying all shareholders an appropriate control premium or without providing the Board sufficient time to make informed judgments and take actions that are in the best interests of shareholders. The Hartman Group was subjected to a poison pill merely for allegedly “acting in concert” with stockholders, not for acquiring additional shares, and merely for seeking to hold an annual meeting of stockholders to elect directors and consider the liquidation of the Company, in each case as required by Maryland law and the Company’s Articles. The Hartman Group is contesting in court the validity of the Board’s decision to trigger the poison pill.

Now, the Company has threatened to dilute the Hartman Group by approximately 50% for a second time, pursuant to the new poison pill adopted in November 2024. For the Company to do so would be truly unprecedented, a step that we believe has never been taken before in the history of American public companies.

The Executive Committee has gone to extreme lengths to avoid accountability to stockholders at great cost in management time and fees paid to third parties who have assisted the Executive Committee in its efforts to deny stockholders their right to vote.

It’s time for a meaningful change. Unlike the current Board, we will hold elections for the sake of elections, not to save face. We will return Mr. Hartman to his former position as CEO and conduct a serious search for the best executive team available to us and make decisions for the financial benefit of stockholders. This is how every public reporting company is supposed to conduct itself, but it’s something the current Board has stood against for many years now. We will fix that.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of four (4) directors, each with a term expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) Hartman Nominees: Allen Hartman, Brent Longnecker and Benjamin Thomas, for terms ending at the 2026 annual meeting. Your vote to elect the Hartman Nominees will have the legal effect of changing control of the Company at the Board level if all three (3) of our nominees are elected.

The effect of a change of Board control would be that the directors who now comprise a majority of the Board will no longer comprise such majority. Instead, if all of the Hartman Nominees are elected at the Annual Meeting, they will comprise the new Board majority. Such majority would enable the Hartman Nominees to approve matters at the Board level requiring majority Board approval. Under the Maryland General Corporation Law, an act of directors holding a majority of the voting power constitutes an act of the Board if a quorum is present at a duly assembled Board meeting. With a majority Board vote, the Hartman Nominees would be empowered to, inter alia, remove and replace executive officers of the Company, including the Company’s chief executive officer, as well as to make other Board decisions.

If you vote for all three (3) Hartman Nominees, you may also vote for or against up to one (1) of the Company’s four (4) nominees, none of whom we recommend or oppose. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card. The names, backgrounds, and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement. The BLUE universal proxy card gives stockholders who wish to vote for our nominees the ability to vote for only for the Hartman Nominees, or for up to a full slate of four (4) nominees in total. We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of Common Stock representing at least 67% of the voting power of Common Stock entitled to vote on the election of directors in support of director-nominees other than the Company’s nominees.

THE HARTMAN NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five (5) years of the Hartman Nominees. The nomination was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes, and skills that led us to conclude that the Hartman Nominees should serve as directors of the Company are also set forth below. This information has been furnished to us by the Hartman Nominees. Each of the Hartman Nominees is a citizen of the United States of America and has consented to be nominated for election to the Board and to be named in this proxy statement.

Allen R. Hartman, age 72, is the CEO and Chairman of the board of directors of Hartman vREIT XXI, Inc. (“vREIT”), a position he has held since 2019, and serves also as President of Hartman Advisors LLC (Advisor of vREIT) and HIR Management (property manager of vREIT). In 1983, Mr. Hartman founded Hartman Income REIT Management, Inc. (“Hartman Management”) and began sponsoring private real estate investment programs. Over the next 24 years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas. Mr. Hartman developed a proprietary value-oriented investment strategy, which formed the foundation of the “Hartman Advantage.” Through the late 1980s and early 1990s, he purchased approximately 20 foreclosures. From 1983-2022, Hartman led the firm to sponsor 25 investment programs, purchased over 100 commercial properties in Texas, and grew to manage nearly $800 million in assets. Over his 42-year tenure, Al Hartman refined his value-oriented investment strategy and led a team of executives to deliver value to nearly 6,000 investors. Mr. Hartman previously served as founder, CEO and Chairman of the board of directors of Hartman Income REIT from 2012 to October 2022. In addition, Mr. Hartman has served as a director of the Company since October 2022, though he currently remains excluded by the Executive Committee from any participation in the activities of the Board. He previously served as CEO of the Company, a position he resigned in October 2022. Mr. Hartman attended the University of Colorado and studied Business Administration.

We believe that Mr. Hartman’s knowledge of, and experience developing and implementing, growth strategies, and managing complex strategic transactions, as well as operational, organization and culture transformation make him well-qualified to serve on the Board.

The principal business address of Mr. Hartman and of the Hartman Group is 11211 Katy Freeway, Suite 309 Houston, Texas 77079. As of the date hereof, Mr. Hartman beneficially owns 4,633,221 shares of Common Stock, and the Hartman Group, collectively beneficially owns 5,230,860 shares of the Common Stock in the aggregate, representing approximately 7.92% of the issued and outstanding Common Stock. The Hartman Group’s transactions in securities of the Company during the past two years are provided on Schedule I below.

Brent Longnecker, age 68, is a distinguished expert in corporate governance, executive compensation, and risk management consulting, with over 40 years of experience advising public, private, and non-profit organizations. As the founder of one of the nation’s premier executive compensation and governance consultancy firms, he has provided strategic counsel to Boards of Directors, CEOs, and senior leadership teams across industries, including healthcare, energy, real estate, manufacturing, and finance. Mr. Longnecker has consulted for over three dozen real estate companies in his career for over three years, and previously served on the boards of directors of both REITPlus, Inc. and AmREIT, Inc., a real estate investment trust formerly listed on the New York Stock Exchange. His expertise spans executive compensation design, corporate governance frameworks, risk mitigation, and organizational strategy, strongly focusing on aligning executive incentives with corporate performance and shareholder value. A prolific author and speaker, he has published extensively on governance, compliance, and executive pay strategies, positioning himself as a thought leader in the industry.

Brent has served on multiple public and private company boards, contributing his expertise to audit, compensation, and governance committees. His leadership has been instrumental in financial oversight, regulatory compliance, ethics governance, and board effectiveness. Recognized for his industry impact, he has been featured in Forbes, Consulting Magazine, and the Houston Business Journal, with his firm being named one of "America’s Best Management Consulting Firms" by Forbes and consistently ranking among the "Best Companies to Work for in Texas". Committed to advancing corporate governance best practices, he actively engages in Harvard Business School’s governance programs and is a National Association of Corporate Directors (NACD) Governance Fellow. As a trusted advisor and board consultant, Brent guides organizations in governance excellence, executive leadership development, and corporate strategy, ensuring sustainable growth and long-term success.

Mr. Longnecker serves as the Co-Founder and CEO of 1 Reputation LLC, an independent advisory firm specializing in executive compensation and corporate governance consulting that he helped found in July 2021. From 2003 to 2021, Mr. Longnecker led Longnecker & Associates as Chairman and CEO. The firm specialized in executive compensation and corporate governance consulting and was acquired by NFP Compensation Consulting (“NFPCC”) in 2018. From July 2021 to March 2022, Mr. Longnecker was a technical advisor at NFPCC, providing strategic consulting on governance and compensation. Currently, he serves as a fund advisor for Fifth Corner, a real estate investment firm based in Houston, Texas, a position he has held since 2022. In addition, he is a member of the board of directors and audit committee of Genprex, a NASDAQ listed company based in Austin, Texas, where he has served as a director since 2018. Mr. Longnecker currently is the chair of Genprex’s compensation committee and governance committee.

We believe that Mr. Longnecker’s track record of advising public and private companies on governance, compensation and risk management matters will enable him to provide perspective on best practices for the management of the Company in the interests of stockholders.

Mr. Longnecker’s principal business address is 23303 Stuebner Airline Road, Tomball, Texas 77375. Mr. Longnecker does not beneficially own any securities of the Company and has not transacted in securities of the Company during the past two years.

Benjamin Thomas, age 50, a serial entrepreneur and seasoned operator, founded two companies and co-founded a third that in aggregate sold for over $350 million. Mr. Thomas specializes in recognizing industry trends early, acquiring and retooling businesses to support his thesis while incorporating cutting edge technology. Over his career, he acquired over 40 businesses and developed nearly 80,000 square feet of commercial real estate across nearly a dozen properties. He earned a BS in mechanical engineering, with honors from Tulane University, and earned a masters in management from Stanford University.  A nominee for Ernst and Young Entrepreneur of the year, Mr. Thomas served as a founding member of Young Presidents Organization, Houston Gulf States Chapter.

Mr. Thomas has over eight years of real estate development experience beginning in 2012, when he acquired and remodeled his first commercial property. He went on to acquire another nine properties and an additional twelve purchase options before selling his entire real estate portfolio in a private sale for a 7.5% cap rate in 2020. The real estate assets included single purpose medical facilities and commercial strip centers. Many of the properties required renovations and expansion, where Mr. Thomas was directly involved with architects and contractors. In addition, Mr. Thomas has a total of four years of hotel property management experience. He advised a Goldman Sachs portfolio company, Strategic Hotel Capital, to maximize occupancy on their $2 billion portfolio of high-end luxury hotel properties between 2003 and 2004. In 2003, he acquired the largest privately held distributor of hotel rooms, with $365 million in gross bookings of mid-scale hotel rooms, as a platform acquisition for an industry consolidation. This effort succeeding a two-year search and nearly a dozen letters of intent to purchase privately held hotel room distributors, a critical function for property management of hotels.

From October 2009 to March 2020, Mr. Thomas served as founder, chairman and CEO of VitalPet, an owner/operator of veterinary practices, leading the company from its inception to over $40 million in annual revenue and nearly 450 employees. From August 2021 to the present, Mr. Thomas has served as a board advisor to Fiore Industries, Inc. In December 2022, Mr. Thomas founded a new publishing company, Gloriam Media LLC, which he continues to own, authoring three bestselling books to date and carrying out public speaking engagements.

Mr. Thomas was an executive officer at Veterinary Care, Inc., d/b/a VitalPet (“VitalPet”), which was subject to an involuntary chapter 11 petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) on October 10, 2019 (the “VitalPet Bankruptcy”). The VitalPet business was sold in March 2020 following a bankruptcy process administered by the Court. The sale of the VitalPet business satisfied all debts in full, and returned equity to shareholders of VitalPet.

We believe that Mr. Thomas’s experience in real estate development and as an entrepreneur will allow him to maximize stockholder value as a director.

Mr. Thomas’ principal business address is 8901 Wetmore Road, San Antonio, Texas 78209.

Mr. Thomas does not beneficially own any securities of the Company and has not transacted in securities of the Company during the past two years.

Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she, or it does not directly own.

We believe that Mr. Hartman is not, and if elected as a director of the Company, would not be, an “independent director” within the meaning of (i) Section 301 of the Sarbanes-Oxley Act of 2002, (ii) the definition of such term in the Company’s Third Amended and Restated Articles of Incorporation dated March 5, 2010 (as amended, the “Articles”), and (iii) other publicly disclosed director independence standards. We believe that each of Mr. Longnecker and Mr. Thomas is, and if elected as a director of the Company, would be, an “independent director” within the meaning of (i) Section 301 of the Sarbanes-Oxley Act of 2002, (ii) the definition of such term in the Articles, and (iii) other publicly disclosed director independence standards. No Hartman Nominee is a member of the Company’s compensation, nominating, or audit committee that is not independent under any such committee’s applicable independence standards.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Hartman Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Hartman Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Hartman Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Hartman Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Hartman Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Hartman Nominee is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Hartman Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Hartman Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Hartman Nominee or any of his or her associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Hartman Nominee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Hartman Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Hartman Nominee holds any positions or offices with the Company; (xiii) no Hartman Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Hartman Nominees has been employed in the past five years, is a parent, subsidiary, or other affiliate of the Company. There are no material proceedings to which any Hartman Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Hartman Nominees, excluding Mr. Thomas’s service as an executive officer of VitalPet through the VitalPet Bankruptcy, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

Mr. Hartman has entered into a written agreement with each Hartman Nominee (other than Mr. Hartman) for each such Hartman Nominee to provide advisory services to Mr. Hartman related to the nomination of the Nominees for election at the Annual Meeting. Pursuant to each such Agreement, Mr. Hartman has agreed to pay each Hartman Nominee (other than Mr. Hartman) a fee of $300.00 per hour to compensate the Hartman Nominees for their time and advisory services, which hourly compensation would cease to accrue following the Annual Meeting. Excluding the foregoing, which payments would terminate upon their election, the Hartman Nominees will not receive any compensation from the Hartman Group for their services as director of the Company if elected or appointed.

Other than as set forth in this Proxy Statement (including the Schedules hereto), there are no agreements, arrangements, or understandings between the Hartman Group and the Hartman Nominees or any other person or persons pursuant to which the nominations described herein are to be made.

If we are successful in obtaining stockholder approval for the election of all three (3) of the Hartman Nominees at the Annual Meeting, then a change of control of the Board may be deemed to have occurred under certain of the Company’s material agreements and contracts. Such a change of control may trigger certain change of control provisions or payments contained therein.

We do not expect that the Hartman Nominees will be unable to stand for election, but, in the event any Hartman Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Bylaws (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Hartman Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed BLUE universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

The Hartman Group and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Each of the Hartman Nominees has consented to being named as a nominee for election as a director of the Company in any proxy statement relating to the Annual Meeting. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card.

There is no need to use the Company’s [white] proxy card or voting instruction form, regardless of how you wish to vote. The Hartman Group urges stockholders to vote using our BLUE universal proxy card “FOR” all of the Hartman Nominees. We make no recommendation to vote for or against any Company Nominee.

The Hartman Group is not responsible for the accuracy of any information provided by or relating to the Company or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Company or any other statements that the Company or its representatives have made or may otherwise make.

IF YOU MARK FEWER THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR BLUE PROXY CARD WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) HARTMAN NOMINEES (ALLEN R. HARTMAN, BRENT LONGNECKER AND BENJAMIN THOMAS) ONLY AND “AGAINST” THE OTHER CANDIDATES. IMPORTANTLY, IF YOU MARK MORE THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, AND IT IS NOT CORRECTED, ALL OF YOUR VOTES ON PROPOSAL 1 REGARDING NOMINEES WILL BE DISREGARDED.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF THE HARTMAN NOMINEES ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD.

PROPOSAL 2

APPROVAL OF THE COMPANY’S ALTERNATE STRATEGY PROPOSAL

As discussed in further detail in the Company’s proxy statement, the Company is required by the terms of the Articles to offer stockholders a binary choice between liquidation of Silver Star’s assets on the one hand and deferring liquidation for the purpose of executing an alternate strategy on the other hand.

The text of the resolution which management intends to place before the Annual Meeting for approval is as follows:

[to come from Company proxy].

According to the Company’s proxy statement and Section 15.2 of the Articles, approval of the Company’s Alternate Strategy Proposal requires the approval of a majority of the outstanding shares of Common Stock. If the Company’s Alternate Strategy Proposal is not approved, in accordance with the terms of the Articles, the Company will be required to liquidate its assets in an orderly manner and return capital to stockholders.

WE RECOMMEND THAT YOU VOTE “AGAINST” THE COMPANY’S ALTERNATE STRATEGY PROPOSAL. A VOTE “AGAINST” THE COMPANY’S ALTERNATE STRATEGY PROPOSAL WILL HAVE THE EFFECT OF VOTING IN FAVOR OF THE LIQUIDATION OF THE COMPANY AND THE RETURN OF CAPITAL TO STOCKHOLDERS.

VOTING AND PROXY PROCEDURES

Each stockholder of record is entitled to one vote per share of Common Stock held on all matters submitted to a vote of stockholders. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, the Hartman Group believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed BLUE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted “FOR” the election of the Hartman Nominees to the Board, “AGAINST” the Company’s proposal to execute an alternative strategy in the self-storage space in lieu of a liquidation of the Company’s assets and return capital to stockholders, [recommendations on additional management proposals to come], and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

The Hartman Group and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to four (4) nominees on the Hartman Group’s enclosed BLUE universal proxy card. Any stockholder who wishes to vote for up to one (1) of the Company’s nominees in addition to all three (3) of the Hartman Nominees may do so on the Hartman Group’s BLUE universal proxy card. Stockholders are permitted to vote for fewer than four (4) nominees or for any combination (up to four (4) total) of the Hartman Nominees and the Company’s nominees on the BLUE universal proxy card. There is no need to use the Company’s [white] proxy card or voting instruction form, regardless of how you wish to vote.

The Board is currently composed of four (4) directors, each with terms expiring at the Annual Meeting. Stockholders will be able to elect four (4) nominees at the Annual Meeting. Through the attached Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies to elect the three (3) Hartman Nominees.

The Hartman Group therefore urges stockholders using our BLUE universal proxy card to vote “FOR” all of the Hartman Nominees. We make no recommendation to vote for or against any Company Nominee.

IF YOU MARK FEWER THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, YOUR BLUE UNIVERSAL PROXY CARD WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) HARTMAN GROUP NOMINEES (ALLEN R. HARTMAN, BRENT LONGNECKER AND BENJAMIN THOMAS) ONLY AND “AGAINST” THE OTHER CANDIDATES. IMPORTANTLY, IF YOU MARK MORE THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, AND IT IS NOT CORRECTED, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DISREGARDED.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” are not expected, but also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals, and accordingly no broker non-votes are expected to be received.

If you are a stockholder of record, you must deliver your vote by internet, telephone, or mail, or attend the Annual Meeting and vote in order to be counted in the determination of a quorum.

[If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via the BLUE universal proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum but will not be voted on the proposals.]

VOTES REQUIRED FOR APPROVAL

Election of Directors – Article II, Section 7 of the Company’s bylaws sets the voting standard for election of directors as a plurality of all of the votes cast by the shares entitled to vote in the election of directors. Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the election of directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

Approval of the Alternate Strategy Proposal – Votes cast in favor of Proposal 2 constituting a majority of the outstanding Common Stock will constitute the stockholders’ approval with respect to the Company’s Alternate Strategy Proposal. Abstentions will have the same effect as a vote against the Company’s Alternate Strategy Proposal.

If you sign and submit your BLUE universal proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with The Hartman Group’s recommendations specified herein and in accordance with the discretion of the persons named on the BLUE universal proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to the completion of voting at the Annual Meeting by attending the Annual Meeting and voting (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy that is properly signed and dated will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Hartman Group in care of [Proxy Solicitor] at the address set forth on the back cover of this Proxy Statement or to the Company’s corporate secretary (at 601 Sawyer Street, Suite 600, Houston, TX 77007, or any other address provided by the Company). Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Hartman Group in care of [Proxy Solicitor] at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, [Proxy Solicitor] may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Hartman Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE HARTMAN GROUP NOMINEES TO THE BOARD, PLEASE SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED BLUE UNIVERSAL PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by The Hartman Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person, and by advertisements.

We have retained [Proxy Solicitor] for solicitation and advisory services in connection with solicitation relating to the Annual Meeting at an estimated fee of $[______], and reimbursement of reasonable out-of-pocket expenses for its services to the Hartman Group in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date for the Annual Meeting. The Hartman Group will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith. Members of the Hartman Group will not be provided any additional compensation for the solicitation of proxies. It is anticipated that [Proxy Solicitor] will employ approximately [__] persons to solicit stockholders for the Annual Meeting.

The Hartman Group will pay all costs of the solicitation. The expenses incurred by the Hartman Group to date in furtherance of, or in connection with, the solicitation is approximately $[_______]. The Hartman Group anticipates that its total expenses will be approximately $[_______]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. To the extent legally permissible, if the Hartman Group is successful in its proxy solicitation, the Hartman Group may seek reimbursement from the Company for the expenses it incurs in connection with this solicitation and all matters related to the litigation and ongoing dispute with the Company to compel an annual meeting of stockholders and to compel the Company to give stockholders a choice on the liquidation of the Company in accordance with the Company’s Articles. The Hartman Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in the solicitation are anticipated to be the Hartman Group and the Hartman Nominees (each a “Participant” and collectively, the “Participants”). Each Hartman Nominee is a citizen of the United States of America.

The principal business address of Mr. Hartman and the Hartman Group is 11211 Katy Freeway, Suite 309, Houston, Texas 77079. Mr. Longnecker’s principal business address is 23303 Stuebner Airline Road, Tomball, Texas 77375. Mr. Thomas’s principal business address is 8901 Wetmore Road, San Antonio, Texas 78209.

As of the date of this Proxy Statement, the Hartman Group beneficially own 5,230,860 shares of the Company’s Common Stock, representing approximately 7.92% of the issued and outstanding Common Stock, all of which shares are held directly by the Hartman Group. All of such shares are held of record by members of the Hartman Group. Mr. Longnecker and Mr. Thomas do not beneficially own any shares of Common Stock and have not within the past two years.

In addition, the Hartman Group beneficially owns 60,178 units in Hartman XX Limited Partnership, a subsidiary of the Company, and 2.47% of Hartman SPE, LLC, a subsidiary of the Company.

For transactions in securities of the Company during the past two years of the Hartman Group, please see Schedule I attached hereto. Mr. Hartman received substantially all of the shares that he beneficially owns on July 1, 2020 pursuant to the following transactions: On July 21, 2017, (i) the Company and Hartman Short Term Income Properties XIX, Inc., entered into an agreement and plan of merger (the “XIX Merger Agreement”) and (ii) the Company, Hartman XX Limited Partnership, Hartman Income REIT, Inc. (“HIREIT”) and Hartman Income REIT Operating Partnership LP, the operating partnership of HIREIT, entered into an agreement and plan of merger (the “HIREIT Merger Agreement,” and together with the XIX Merger Agreement, the “Merger Agreements”). On May 14, 2020, the Merger Agreements were approved by the respective company shareholders. The effective date of the Mergers was July 1, 2020 and Mr. Hartman and his affiliates received shares of Common Stock pursuant to the Mergers.

The Hartman Group has engaged in certain related party transactions with the Company, as disclosed on Schedule III attached hereto. The Hartman Group has been engaged in litigation with the Company, as disclosed on Schedule III attached hereto.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her, or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her, or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; (xiv) no companies or organizations, with which any of the Participants has been employed in the past five (5) years, is a parent, subsidiary, or other affiliate of the Company and (xv) there are no material proceedings to which any Participant or any of his, her, or its associates is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, excluding Mr. Thomas’s service as an executive officer of VitalPet through the VitalPet Bankruptcy, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

OTHER MATTERS AND ADDITIONAL INFORMATION

The Hartman Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Hartman Group is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE universal proxy card will vote on such matters in their discretion.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, [Proxy Solicitor], at the address set forth on the back cover of this Proxy Statement, or call toll free at [________]. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of The Hartman Group.

This Proxy Statement is dated [___________], 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, the deadline to submit a stockholder proposal for inclusion in the Company’s proxy materials for the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act is [__________], 2026. For stockholders seeking to present a proposal at the 2026 Annual Meeting without inclusion of such proposal in the Company’s proxy materials, notice thereof must be provided to the Corporate Secretary of the Company in accordance with the Bylaws and, in order to be timely, must be delivered to, or mailed and received at the principal executive offices of the Company by [•], but not before [•].

According to the Company’s proxy statement, any stockholder seeking to nominate an individual for election as a director at the 2026 Annual Meeting must deliver timely notice of the nomination in proper written form in accordance with the Bylaws. For a stockholders’ notice to the Corporate Secretary to be timely under the Bylaws, it must be delivered to or mailed and received at the Company’s principal executive offices by [•], but not before [•]. In addition to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees in connection with the 2026 Annual Meeting must provide notice to the Company in accordance with, and that sets forth the information required by, Rule 14a-19 under the Exchange Act no later than [•].

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2026 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by the Hartman Group that such procedures are legal, valid, or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A- 5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote to elect the Hartman Nominees by marking, signing, dating, and mailing the enclosed BLUE universal proxy card promptly.

Allen R. Hartman

[_______], 2025

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

Brent Longnecker and Benjamin Thomas do not own any Company Common Stock and have not transacted in Company Common Stock or other securities of the Company in the past two years. Other than as listed below, no member of the Hartman Group has transacted Company Common Stock or other securities of the Company in the past two years.

Name	Date	Acquired	Disposed	Price Per Share
Hartman Family Protection Trust	4/25/2023		2,070	*
Hartman Family Protection Trust	8/1/2023		1,600	*
Hartman Family Protection Trust	7/13/2023		91,430	*
Hartman Family Protection Trust	7/13/2023		91,430	*
Hartman Family Protection Trust	7/13/2023		411,359	*
Charlotte Hartman	7/13/2023	91,430		*
Victoria Hartman Massey	7/13/2023	91,430		*
Margaret Hartman	7/13/2023	411,359		*

*All of these transactions represent gifts of shares by the Hartman Family Protection Trust. The Hartman Family Protection Trust received no consideration for its dispositions, and none of Charlotte Hartman, Victoria Hartman Massey or Margaret Hartman paid any consideration for their acquisitions.

I-1

SCHEDULE II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Company Stock

Other than as noted below, the following information is reprinted from the Company’s definitive Proxy Statement filed with the SEC on November 29, 2023:

The following table sets forth information as of the Record Date, regarding the beneficial ownership of the Company’s common stock by (1) each person known by to the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock, (2) each of the Company’s directors, (3) each of the Company’s Named Executive Officers, and (4) all of the Company’s directors and executive officers as a group. The address of each beneficial owner listed below, excluding Mr. Hartman, is c/o Silver Star Properties REIT, Inc., 601 Sawyer Street, Suite 600, Houston, Texas 77057. Mr. Hartman’s business address is 11211 Katy Freeway, Suite 309, Houston, Texas 77079.

Name (1)	Shares Beneficially Owned(1)	Percent of Common Stock(3)
Allen R. Hartman(2)	4,633,221	6.98%
Jack I. Tompkins	71,274	0.20%
Gerald W. Haddock	4,472	0.01%
James S. Still	4,472	0.01%
David Wheeler	–	–%
Louis T. Fox, III	–	–%
Michael A. Racusin	–	–%
All Officers and Directors as a group	5,322,078	7.20%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Information based solely on Schedule 13D/A dated March 21, 2025 and filed on March 24, 2025 with the SEC by Allen R. Hartman and includes (i) 19,000 shares owned by Hartman XX Holdings, Inc., (ii) 1,198,228 shares owned by Hartman vREIT XXI, Inc., (iii) 2,813,732 shares owned by Hartman Family Protection Trust and (iv) 602,261 shares of Common Stock held by Mr. Hartman directly. Mr. Hartman is the Executive Chairman and CEO of Hartman XX Holdings, Inc. (“Holdings”) and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Holdings. Mr. Hartman is the CEO and Chairman of the board of directors of Hartman vREIT XXI, Inc. (“vREIT”) and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by vREIT. Mr. Hartman is a trustee of the Hartman Family Protection Trust (the “Trust”), and by virtue of such position, Mr. Hartman shares voting and investment discretion with respect to the shares held by the Trust.

(3)	Percentages are based on the 66,425,433 shares of Common Stock reported as being outstanding in the Company’s Current Report on Form 8-K filed on November 12, 2024.

II-1

SCHEDULE III

CERTAIN RELATED PERSON TRANSACTIONS WITH THE HARTMAN GROUP AND ITS AFFILIATES

Certain Transactions

1.	On November 1, 2019, the Company borrowed under an unsecured promissory note (the “Note”) payable to Hartman vREIT XXI, Inc. (“vREIT”), in the face amount of $10,000,000 with an interest rate of 10%. In addition to the balance due under the Note, in 2022, the Company received advances from vREIT totaling $7,168,000 which were outstanding as of December 31, 2022 and which were not covered by the Note. The Company made principal payments to vREIT of $1,832,000 during the three months ended March 31, 2023. The Note had an outstanding balance of $15,336,000 as of December 31, 2024.

2.	vREIT owns, directly, 1,198,228 shares of the Company’s common stock, 60,178 units of the Company’s subsidiary, Hartman XX Limited Partnership, and a 2.47% ownership interest in the Company’s other subsidiary, Hartman SPE, LLC.

Litigation

3.	In 2023, vREIT filed suit in Harris County Texas, cause number 2023 – 17944, against the Company, Hartman Income REIT Property Holdings, LLC, XXI Advisors, Silver Star Property Management, Inc., Hartman SPE, LLC, Hartman Income REIT, Inc. and Hartman Retail I, DST. This suit includes claims for: the Company’s breach of contract related to two loans from vREIT to the Company; breach of contract by the Defendants related to Mr. Hartman’s Executive Chair Agreement; defamation; tortious interference; failure to return to vREIT certain documents and information; and a request for a declaratory judgment that vREIT and Mr. Hartman had not breach any fiduciary duties owed to Defendants.

4.	Later in 2023, the Company filed a separate suit against vREIT and other Defendants in Harris County, Texas, cause number 2023-85765. This suit included claims against vREIT and the other Defendants for fraud, breach of fiduciary duty, tortious interference, and negligent misrepresentation. Because both suits included many overlapping claims, the two suits have been consolidated into the first filed suit, cause number 2023 – 17944. Discovery is ongoing. It is anticipated that trial will be in late 2025.

5.	On September 28, 2023, Hartman SPE, LLC sued vREIT in the United States Bankruptcy Court for the District of Delaware in which it asked the court to (1) declare that vREIT did not have an ownership interest in certain assets of Hartman SPE, LLC and (2) discharge lis pendens filed by vREIT with respect to those assets. On November 21, 2023, following vREIT’s recordation of releases of the lis pendens, the court granted the parties’ request for a stipulated final judgment that vREIT has no direct interest in Hartman SPE, LLC’s assets and that the lis pendens are discharged. Pursuant to a Chapter 11 Plan of Reorganization approved by the United States Bankruptcy Court for the District of Delaware on February 26, 2024, vREIT received a settlement payment in the amount of $830,000 on July 9, 2024.

III-1

6.	On October 19, 2023, vREIT joined Allen R. Hartman in a lawsuit filed in the Circuit Court for Baltimore City, Maryland against the Company and its directors other than Mr. Hartman, which was originally filed by Mr. Hartman for the purpose of compelling an annual meeting of stockholders of the Company. In the litigation, vREIT and Mr. Hartman additionally asked the court to (1) compel the Company to provide them with a copy of the Company’s stock ledger; (2) declare void and unenforceable a purported amendment to the Company’s bylaws that would allow the Company’s stockholders to take action, including the election of directors, by less than unanimous consent; (3) compel the Company’s board of directors to liquidate the Company in accordance with a provision of its charter; and (4) determine that a Stockholder Rights Agreement (a “poison pill”) was improperly adopted and was improperly triggered. On November 12, 2024, the court granted the Company’s request to dismiss vREIT as a party to the litigation. Following a trial on the merits, the court by Order dated January 21, 2025 (as amended on February 18, 2025): (1) found the Company’s Charter required liquidation; (2) ordered that an annual meeting of the Company’s stockholders be held on or before July 21, 2025 at which “the stockholders must be given a binary choice between liquidation of Silver Star’s assets on the one hand and deferring liquidation for the purpose of executing an alternate strategy on the other;” (3) the request for a the stock ledger was moot; (4) upheld the Stockholder Rights Agreement and its trigger; and (5) retained jurisdiction to address the validity of amendment to the Company’s bylaws pending the results of a pending appeal by the Company and its directors of a preliminary injunction in favor of Mr. Hartman on the issue. Mr. Hartman has filed an appeal of the decision regarding the Stockholder Rights Agreement.

7.	Frank Gardner on behalf of vREIT filed suit in Harris County Texas in January of 2024. The Defendants are several officers or directors of vREIT, including Louis Fox, Allen Hartman, John Ostroot, J. Quine, Richard Ruskey, Jack Tompkins and the Company. vREIT is a nominal defendant in this shareholder’s derivative suit. Plaintiff’s claims include breach of fiduciary duty, waste and unjust enrichment. Discovery is ongoing.

III-2

IMPORTANT

Your vote is important. No matter how many or how few shares of Common Stock you own, please give the Hartman Group your proxy FOR the election of the Hartman Nominees and in accordance with our recommendations on the other proposals on the agenda for the Annual Meeting by taking these steps:

•	SIGNING the enclosed BLUE universal proxy card;

•	DATING the enclosed BLUE universal proxy card; and

•	MAILING the enclosed BLUE universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States);

OR

•	VOTING BY INTERNET using the unique “control number” and following the instructions that appear on your BLUE universal proxy card.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee, or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you should be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed BLUE universal voting form and returning it in the enclosed pre-paid return envelope.

If you have any questions or require any additional information concerning this Proxy Statement, please contact [Proxy Solicitor] as set forth below.

[Proxy Solicitor Mailing Address]

Stockholders may call toll-free: [__________]

Banks and brokers call: [___________]

E-mail: [____________]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 31, 2025

BLUE UNIVERSAL PROXY CARD

SILVER STAR PROPERTIES REIT, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE HARTMAN GROUP AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF DIRECTORS OF SILVER STAR PROPERTIES REIT, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Allen R. Hartman and Margaret Hartman and each of them as attorneys and agents with full power of substitution to vote all shares of common stock of Silver Star Properties REIT, Inc. (the “Company”) that the undersigned would be entitled to vote if personally attending the 2025 annual meeting of stockholders of the Company scheduled to be held on [______], 2025 at [_______] Central Time, at [_________] (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Allen R. Hartman a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE THREE (3) HARTMAN NOMINEES IN PROPOSAL 1 (ALLEN R. HARTMAN, BRENT LONGNECKER AND BENJAMIN THOMAS) ONLY AND “AGAINST” THE OTHER CANDIDATES, “[AGAINST]” PROPOSAL 2, [RECOMMENDATIONS FOR OTHER MANAGEMENT PROPOSALS TO COME].

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Hartman Group’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

BLUE UNIVERSAL PROXY CARD

☒ Please mark vote as in this example.

YOU MAY SUBMIT VOTES FOR UP TO FOUR (4) NOMINEES. IF YOU MARK FEWER THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD WILL BE VOTED ONLY AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO HOW YOU WISH TO VOTE YOUR SHARES, THE PROXIES NAMED THEREIN WILL VOTE SUCH SHARES “FOR” THE THREE (3) HARTMAN NOMINEES (ALLEN R. HARTMAN, BRENT LONGNECKER AND BENJAMIN THOMAS) ONLY AND “AGAINST” THE OTHER CANDIDATES. IMPORTANTLY, IF YOU MARK MORE THAN FOUR (4) “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, AND IT IS NOT CORRECTED, ALL OF YOUR VOTES ON PROPOSAL 1 REGARDING NOMINEES WILL BE DISREGARDED.

1.	Election of our three (3) nominees to serve as directors to the Board for a one-year term ending at the Company’s next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until such director’s death, resignation, or removal.

HARTMAN NOMINEES	FOR	AGAINST	ABSTAIN
Allen R. Hartman	☐	☐	☐
Brent Longnecker	☐	☐	☐
Benjamin Thomas	☐	☐	☐

COMPANY NOMINEES	FOR	AGAINST	ABSTAIN
[_________]	☐	☐	☐
[_________]	☐	☐	☐
[_________]	☐	☐	☐
[_________]	☐	☐	☐

THE HARTMAN GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE HARTMAN NOMINEES AND MAKES NO RECOMMENDATION WITH RESPECT TO THE COMPANY NOMINEES IN PROPOSAL 1.

2.	[The Company’s proposal to execute an alternative strategy in the self-storage space in lieu of a liquidation of the Company’s assets and return capital to stockholders.]

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE HARTMAN GROUP INTENDS TO VOTE [“AGAINST”] THE COMPANY’S PROPOSAL TO EXECUTE AN ALTERNATE STRATEGY RATHER THAN LIQUIDATE THE COMPANY’S ASSETS AND RETURN CAPITAL TO STOCKHOLDERS.

[ADDITIONAL MANAGEMENT PROPOSALS TO COME]

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.